UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2015

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2015, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), and Ares Investments L.P., a Delaware limited partnership (“Ares Investments” and, together with Ares Holdings, the “Buyers”), subsidiaries of Ares Management, L.P. (the “Registrant”), entered into a Business Combination and Merger Agreement (the “Merger Agreement”) with Kayne Anderson Capital Advisors, L.P., a California limited partnership (“KACALP”), KA Fund Advisors, LLC, a Delaware limited liability company (“KAFA” and, together with KACALP, the “KA Parties”), Kayne Anderson Investment Management Inc., a Nevada corporation (“KA Investment Management”), each other signatory to the Merger Agreement and David Shladovsky, as representative of the KA Owners (such transactions contemplated by the Merger Agreement, the “Transactions”).

KACALP, founded in 1984, is an independent alternative investment management firm focused on niche investing in upstream oil and gas companies, energy infrastructure, specialized real estate, middle market credit, growth private equity and distressed municipal opportunities.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Transactions, certain subsidiaries of the Registrant will acquire the equity interests of the KA Parties from the owners thereof (the “KA Owners”) and equity interests of certain affiliated entities from certain KA Owners.  Following the closing of the Transactions, the Registrant and its subsidiaries will be entitled to substantially all of the management fees payable by the investment funds and managed accounts managed by the KA Parties and their subsidiaries and will be entitled to a specified percentage of the performance-based fees and carried interests payable with respect to such investment funds and managed accounts, in each case, except for certain excluded funds and accounts, and will acquire and assume investments in and certain unfunded commitments to funds managed by the KA Entities.

The consideration to be paid to the KA Owners in the Transactions will consist of 94,736,842 partnership interests (the “Ares Operating Group Units”) in each of Ares Holdings, Ares Investments, Ares Domestic Holdings, L.P., Ares Offshore Holdings L.P. and Ares Real Estate L.P. (collectively, the “Ares Operating Group Entities”) and $750,000,000 of cash consideration, in each case, subject to certain potential adjustments as set forth in the Merger Agreement.  The Buyers may elect to deliver to the KA Owners additional Ares Operating Group Units, valued at $19 per unit, in lieu of up to $250,000,000 in cash consideration. Assuming a full exchange of 94,736,842 Ares Operating Group Units (or 107,894,736 Ares Operating Group Units if the Buyers exercise their option in full to deliver additional Ares Operating Group Units in lieu of cash) for common units of the Registrant (“Common Units”) and the exchange of all other outstanding Ares Operating Group Units for Common Units, the Ares Operating Group Units will represent approximately 31% (or 34% if the Buyers exercise such option in full) of the outstanding Common Units as of July 23, 2015.

The consideration to be paid to the KA Owners in the Transactions is subject to reduction based on the amount of run-rate revenue (based on current management fees) associated with funds and managed accounts that do not consent to the Transactions and is also subject to adjustment based on the KA Parties’ working capital, indebtedness and transaction bonuses to be paid to certain employees thereof, including through the issuance of equity under the Ares Management, L.P. 2014 Equity Incentive Plan.

The Merger Agreement contains (a) customary representations and warranties of the KA Owners, the KA Parties and the Buyers, (b) customary covenants of the KA Parties, including interim covenants to conduct their business in the ordinary course and (c) covenants of the parties to use commercially reasonable efforts to effectuate the Transactions, including to obtain all necessary client consents and regulatory approvals in connection therewith.  Certain KA Owners have also entered into Fair Competition Agreements with, and offer letters to become employees of, the Buyers or their affiliates, operative as of the closing of the Transactions.

The representations and warranties of each party set forth in the Merger Agreement (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) are qualified in certain circumstances by a materiality standard that may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (d) may have been included in the Merger Agreement for the purpose of allocating risk between the KA Owners, the KA Parties and the Buyers rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties or their respective businesses.

The Transactions are expected to close on or about January 1, 2016, subject to the satisfaction or waiver of various closing conditions, which include receipt of various consents and required regulatory approvals and other customary closing conditions.  The Merger Agreement provides for certain customary termination rights, including, among others, termination rights upon denial of certain required regulatory approvals or upon certain material breaches of representations, warranties or covenants and an outside termination date of March 31, 2016.

The Merger Agreement provides for indemnification with respect to losses relating (i) to breaches of representations and warranties and covenants and (ii) other specified matters, in each case subject to certain limitations.

Following the closing of the Transactions, the name of the Registrant will be changed to “Ares Kayne Management, L.P.,” and (i) Richard Kayne, Robert Sinnott and Kevin McCarthy will be appointed to serve on the board of directors of Ares Management GP LLC, the general partner of the Registrant, (ii) Robert Sinnott and Kevin McCarthy will be appointed to serve as Partners of the Registrant, (iii) Richard Kayne will be appointed to serve as “Co-Chairman” of the Registrant along with current Chairman Antony Ressler and (iv) Bob Sinnott will become a member of and be admitted to the board of managers of Ares Partners Holdco LLC, the member of the Registrant’s general partner.  Richard Kayne and Kevin McCarthy will be granted certain limited rights to vote on certain transactions with respect to the Ares Operating Group Entities.

The foregoing description of the transaction and the Merger Agreement does not purport to be complete and is qualified in its entirely by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this current report on Form 8-K by reference.

The exhibits, annexes and schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations, warranties and covenants contained in the Merger Agreement, have not been filed.  Upon request, the Registrant will furnish supplementally to the SEC a copy of any omitted exhibit, annex or schedule.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition of the Registrant or the KA Parties or the combined company following the transaction. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Registrant’s filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein.

In addition to factors previously disclosed in the Registrant’s filings with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; delays in closing the transaction; difficulties, delays or unanticipated costs in integrating the merging organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction related issues; changes in economic conditions; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 3.02.

The Ares Operating Group Units will be issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, in partial consideration for the sellers’ equity interests in KACALP and KAFA. For certain Ares Operating Group Units delivered at the closing of the Transactions (the “Column 1 Units”), up to twenty percent of such Column 1 Units will be exchangeable in each fiscal year, beginning on May 7, 2016 on a one-for-one basis for Common Units upon the election of the holders, and all Column 1 Units will be exchangeable on a one-for-one basis for Common Units beginning on May 7, 2021.  For the remaining Ares Operating Group Units delivered at the closing of the Transactions (the “Column 2 Units”), up to one-third of such Column 2 Units will be exchangeable on a one-for-one basis for Common Units upon the election of the holders thereof on or after the one-year anniversary of the closing of the Transactions, up to two-thirds of such Column 2 Units will be exchangeable on or after the two-year anniversary of the closing of the Transactions and all Column 2 Units will be exchangeable on or after the third anniversary of the closing of the Transactions.

Item 7.01 Regulation FD Disclosure.

The Registrant and Kayne Anderson will be holding a joint conference call July 24, 2015 to discuss the transaction at 8:30 a.m. (Eastern Time). A presentation outlining the transaction will be posted on the home page of the Events & Presentations section of the Registrant’s website 30 minutes prior to the call. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Registant’s website at http://www.aresmgmt.com. Domestic callers can access the conference call by dialing 1-877-317-6701 and International callers can access the conference call by dialing 1-412-317-6701. All callers will need to the Participant Elite Entry Number 2249657 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. For interested parties, an archived replay of the call will be available through August 24, 2015 to domestic callers by dialing 1-877-344-7529 and to international callers by dialing 1-412-317-0088. For all replays, please reference conference identification number 10070050. An archived replay will also be available through August 24, 2015 on a webcast link located on the Home page of the Investor Resources section of the Registrant’s website.

On July 23, 2015, the Registrant issued a press release, included herewith as Exhibit 99.1 and by this reference incorporated herein.  The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

2.1	Business Combination and Merger Agreement, dated July 23, 2015
99.1	Press Release, dated July 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: July 23, 2015

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit Number	Description

2.1	Business Combination and Merger Agreement, dated July 23, 2015
99.1	Press Release, dated July 23, 2015